UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 7, 2025
Date of Report (Date of earliest event reported)

Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

433 W. Ascension Way, 3rd Floor
Murray
Utah 84123
(Address of principal executive offices)(Zip Code)

 (801) 947-3100
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Restatement of the Kirkland’s Credit Agreement

As previously disclosed, on October 21, 2024, Beyond, Inc. (the “Company” or “Beyond”) entered into a secured Term Loan Credit Agreement (“Existing Credit Agreement”) with Kirkland’s Inc. (“Kirkland’s”) and its subsidiaries, pursuant to which the Company provided $17.0 million in debt financing to Kirkland’s and its subsidiaries, including an $8.5 million non-convertible promissory note and a $8.5 million convertible note (the “Loan”).

On May 7, 2025, the Company and Kirkland’s entered into an Amended and Restated Term Loan Credit Agreement (the “Amended and Restated Credit Agreement”), which amended and restated the Existing Credit Agreement and pursuant to which Beyond provided Kirkland’s with additional term loans in an approximate aggregate original principal amount of $5.2 million (the “Additional Term Loan”) and obligations arising under the Existing Credit Agreement in the aggregate amount of $8.5 million were rolled into the Amended and Restated Credit Agreement as obligations thereunder. The Amended and Restated Credit Agreement also provides Beyond the right to convert the outstanding loans owing under the Amended and Restated Credit Agreement into shares of Kirkland’s’ common stock at a price equal to the closing price on the Nasdaq Stock Market LLC (“Nasdaq”) on the day prior to the date on which a conversion election is made, up to a number of shares equal to 19.90% of the outstanding shares of Kirkland’s’ common stock on the date the Amended and Restated Credit Agreement was entered into, and up to a greater number of shares;  provided that such conversion would be subject to Nasdaq shareholder approval rules, to the extent required pursuant to the terms of the Amended and Restated Credit Agreement; provided, further, that Beyond is restricted from holding 65% or more of Kirkland’s’ issued shares for so long as any obligations remain outstanding under Kirkland’s’ credit agreement with its senior lender, Bank of America, N.A..

Subscription and Investor Rights Agreements

On May 7, 2025, as a condition to the Amended and Restated Credit Agreement, the Company and Kirkland’s entered into an amendment to the October 21, 2024 Subscription Agreement with Kirkland’s (the “Amended Subscription Agreement”). The Amended Subscription Agreement removed the restriction on the transfer of all shares of the Kirkland’s stock owned by Beyond and removed the requirement to have restrictive legends on the stock certificates.

In addition, as a condition to the Amended and Restated Credit Agreement, on May 7, 2025 the Company and Kirkland’s entered into an amended and restated investor rights agreement (the “Amended and Restated Investor Rights Agreement”), which amended and restated the Investor Rights Agreement that the parties had entered into on October 21, 2024. The Amended and Restated Investor Rights Agreement provides that, after May 7, 2025, Beyond will no longer be subject to a standstill obligation that, among other things, generally restricted the Beyond’s ability to acquire more than 40% of the stock of Kirkland’s, take affirmative actions, solicit proxies, engage in voting campaigns, engage in “group” activity for the Securities and Exchange Commission (the “SEC”) purposes with any other person other than its affiliates, effect any tender offer, present shareholder proposals, make any public statement regarding material changes to the Kirkland’s board of directors, management or securities. Also, pursuant to the Amended and Restated Investor Rights Agreement, after May 7, 2025, in the event the Beyond owns more than 50% of the outstanding capital stock of Kirkland’s, Beyond has the right to add a third director nominee to the Kirkland’s Board of Directors. Other provisions of the original Investor Rights Agreement remain unchanged.

Agreement to Purchase Kirkland’s Trademarks

In connection with the Amended and Restated Credit Agreement, on May 7, 2025 the Company has entered into an asset purchase agreement (the “Purchase Agreement”) providing for the future sale by Kirkland’s to the Company of Kirkland’s right, title and interest in and to its trademarks and domain names comprised of or containing the element KIRKLAND’S (the “Kirkland’s Brand”) for a purchase price of $5 million, the consummation of which is conditioned upon the consent of Bank of America, N.A., as Kirkland’s’ senior lender. Upon the closing of the transactions contemplated by the Purchase Agreement, if it occurs, and the assignment of the Kirkland’s Brand to Beyond, the Trademark License Agreement described below shall be amended, such that Beyond shall license the Kirkland’s Brand to Kirkland’s in connection with Kirkland’s’ operation of its then existing Kirkland’s-branded retail stores and e-commerce websites and any other retail stores or e-commerce websites approved by Beyond in its sole discretion. If the closing does not occur on or prior to December 31, 2030, the Purchase Agreement may be terminated by either the Company or Kirkland’s.

Amended and Restated Collaboration Agreement

In connection with the Amended and Restated Credit Agreement, on May 7, 2025, the Company also entered into a revised collaboration agreement with Kirkland’s (the “Revised Collaboration Agreement”), which agreement amended the existing Collaboration Agreement entered into by the parties on October 21, 2024. The Revised Collaboration Agreement outlines the parties’ intentions to collaborate on numerous operating arrangements, including with respect to the additional licensed brands included in the Trademark License Agreement described below, and amends the fees payable in respect of the collaboration arrangements. Under the Revised Collaboration Agreement, the parties agreed to change the collaboration fee from 0.25% of the Kirkland’s’ quarterly retail store and e-commerce revenue to 0.50% of its retail store revenue only, effective beginning with the Kirkland’s’ second fiscal quarter of 2025. In addition, any accrued and unpaid collaboration fees, were paid at the closing of the Amended and Restated Credit Agreement and converted into indebtedness under the Amended and Restated Credit Agreement.

Trademark License Agreement

In connection with the Amended and Restated Credit Agreement and the Revised Collaboration Agreement, the Company also entered into an amendment to the existing trademark license agreement with Kirkland’s (the “Amended Trademark License Agreement”). The Trademark License Agreement grants Kirkland’s the exclusive license to operate small format, neighborhood brick-and-mortar retail stores and “Shops-within-a-Shop” locations under licensed Beyond-owned trademarks. As amended, the Trademark License Agreement now expands these exclusive rights to include the buybuy Baby and Bed, Bath & Beyond Home trademarks for use within the neighborhood brick-and-mortar retail store format. In addition, the amendment to the Trademark License Agreement eliminated the prior 3.0% royalty fee obligation with respect to Kirkland’s’ use of the licensed marks under the Trademark License Agreement.

The foregoing descriptions of or references to the Amended and Restated Credit Agreement, Amended Subscription Agreement, Amended and Restated Investor Rights Agreement, the Purchase Agreement, the Revised Collaboration Agreement and the Amended Trademark License Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, documents, exhibits thereto, and schedules thereto, which are attached hereto as Exhibits 10.1 through 10.6 respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On May 12, 2025, the Company issued a press release regarding items described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and in Exhibit 99.1 is furnished herewith and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may expressly be set forth in any such filing by specific reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Amended and Restated Term Loan Credit Agreement, dated as of May 7, 2025, by and between Kirkland’s Stores, Inc., as Lead Borrower, the Borrowers named therein, the Guarantors named therein, Beyond, Inc., as Administrative Agent and Collateral Agent and the Lenders party thereto.

10.2	Letter Amendment to Subscription Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.
10.3	Amended and Restated Investor Rights Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.
10.4	Asset Purchase Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.
10.5	Amended and Restated Collaboration Agreement, dated as of May 7, 2025 by and between Kirkland’s, Inc. and Beyond, Inc.
10.6	License Agreement Letter Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.
99.1	Press release dated May 12, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the anticipated benefits of the transactions for any party, licensing arrangements, Beyond’s brand equity, future revenue streams, shareholder approval, and the timing of any of the foregoing. Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 29, 2025, and in our subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ Adrianne B. Lee
Adrianne B. Lee
President and Chief Financial Officer
Date:	May 12, 2025